Exhibit 99.1

      Actuate Announces More Aggressive Stock Repurchase Program

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--May 10, 2005--Actuate Corporation (NASDAQ:ACTU), the world leader in Enterprise Reporting Applications, today announced that its Board of Directors has approved an increase in the stock repurchase amount for Actuate's second fiscal quarter and established new criteria for the purchase amounts going forward. The Board's action modified the stock repurchase program implemented in 2001 and allows the company to purchase each quarter a dollar amount of stock equal to the amount of cash generated from operations during the prior quarter, with the exact amount to be approved in advance by the Board. During the first quarter of 2005, Actuate is authorized to repurchase up to $2.8 million in shares, which is an increase from the previous amount of up to $1.5 million in a quarter.
    "In our view, Actuate's stock price does not reflect the company's long-term prospects for earnings growth and cash generation and we look forward to this opportunity to enhance shareholder value," said Pete Cittadini, Actuate's president and CEO.
    Under the modified stock repurchase program, which is in effect, Actuate may repurchase its shares from time to time on the open market or in privately negotiated transactions, subject to management's evaluation of market conditions and other factors.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has over 3,000 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Cautionary Note Regarding Forward-Looking Statements: The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2004 Annual Report on Form 10-K filed on March 16, 2005, as amended by Form 10-K/A filed on May 2, 2005 and Quarterly Report on Form 10-Q filed on May 10, 2005.

    Copyright(C) 2005 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.

    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com